Exhibit 10.1

Certain confidential information contained in this document, marked by brackets (“[***]”), has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION

AMENDMENT NO. 6 TO MASTER REPURCHASE AGREEMENT

Amendment No. 6 to Master Repurchase Agreement, dated as of March 18, 2022 (this “Amendment”), among NATIONAL FOUNDERS LP (the “Buyer”), FACO CROP LOANS LLC (the “Seller”), FACO CROP LOAN FINANCING TRUST C1 (the “Trust Subsidiary”) and FINANCE OF AMERICA MORTGAGE LLC, as successor-in-interest to Finance of America Commercial LLC, as guarantor (the “Guarantor”).

RECITALS

The Buyer, Seller and Trust Subsidiary are parties to that certain Master Repurchase Agreement, dated as of March 18, 2020 (as amended by Amendment No. 1, dated as of July 30, 2020, Amendment No. 2, dated as of October 21, 2020, Amendment No. 3, dated as of March 19, 2021 Amendment No. 4, dated as of September 17, 2021 and Amendment No. 5, dated as of November 19, 2021, the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”). The Guarantor is party to that certain Guaranty, dated as of March 18, 2020, (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer, Seller, Trust Subsidiary and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, Seller, Trust Subsidiary and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement be hereby amended as follows:

SECTION 1. Amendments.

1.1 Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

(a) adding the following definitions in their proper alphabetical order:

“Sixth Amendment Effective Date” means March 18, 2022.

(b) deleting the definitions of “Availability Period”, “Maximum Aggregate Purchase Price”, “Termination Date” and “Yield Maintenance Fee”, in their entirety and replacing them with the following:

“Availability Period” means the period commencing on the Effective Date through and including the earlier of (a) the later of (i) June 17, 2022 and (ii) any date agreed to by Buyer in writing if extended pursuant to Section 7 hereof and (b) such date as determined by Buyer pursuant to its rights and remedies under the Agreement following an Event of Default.

“Maximum Aggregate Purchase Price” means (a) on the Effective Date, $75,000,000, (b) on the Third Amendment Effective Date, $100,000,000, (c) on the Fourth Amendment Effective Date, $150,000,000, (d) on the Sixth Amendment Effective Date, $50,000,000 or (e) on any day thereafter, the amount increased or decreased pursuant to Section 7 hereof, which in no event shall exceed $150,000,000.

“Termination Date” means the earlier of (a) the later of (i) June 17, 2022 and (ii) any date agreed to by Buyer in writing if extended pursuant to Section 7 hereof and (b) such date as determined by Buyer pursuant to its rights and remedies under this Agreement following an Event of Default.

“Yield Maintenance Fee” means an amount equal to the difference of (a) the product of (i) the Non-Usage Threshold during such Yield Maintenance Period, multiplied by (ii) the Pricing Rate in effect for Transactions entered into as of the first date of the applicable Yield Maintenance Period, multiplied by (iii) [***] minus (b) the sum of (i) all total amounts of Price Differential paid to Buyer plus (ii) any Non-Usage Fees paid to Buyer, in each case, during the applicable Yield Maintenance Period.

1.2 Section 7(b) of the Existing Repurchase Agreement is hereby amended by deleting the language indicated in ~~strikethrough~~ text below:

“(b) Provided that no Default or Event of Default has occurred and is continuing, the Seller may request an extension of the Termination Date and Availability Period for an additional 364 days. Any such request shall be submitted to Buyer by Seller in writing no later than ninety (90) calendar days prior to and no more than one hundred ninety (190) calendar days prior to the end of the then existing Availability Period. Buyer shall use its commercially reasonable efforts to accept or reject such request within thirty (30) days of receipt thereof and Buyer’s failure to respond promptly in writing shall be deemed to be a rejection of an extension request, at which point the Termination Date and Availability Period shall remain fixed. Any such extension of the Termination Date and/or Availability Period may be approved in the sole discretion of the Buyer and shall be further subject to any conditions set forth in the Agreement, any amendments to the terms hereof required by Buyer and the payment of any additional Commitment Fee. In no event shall the Termination Date or Availability Period be extended in excess of the three (3) year anniversary of the Effective Date. To the extent the parties fail to agree to extend the Availability Period, the Termination Date shall be ~~extended ninety (90) calendar days from~~ the then-existing Termination Date.”

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer, Seller, Trust Subsidiary and Guarantor; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

2.2 The Seller shall remit an amendment fee in the amount of $[***] on the Sixth Amendment Effective Date.

SECTION 3. Representations and Warranties. Each of the Seller and Trust Subsidiary hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on Seller’s or Trust Subsidiary’s part, as applicable, to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and the Seller and Trust Subsidiary hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement as of the date hereof are true and correct in all material respects, except to the extent such representations relate to a date prior to the date hereof, in which case the representations and warranties are true and correct in all material respects as of such date.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8. Reaffirmation of Guaranty. Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller and Trust Subsidiary to Buyer under the Existing Repurchase Agreement, as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NATIONAL FOUNDERS LP, as Buyer

By:	/s/ Brett M. Samsky

Name: Brett M. Samsky
Title: Chief Executive Officer

FACO CROP LOANS LLC, as Seller

By:	/s/ Cameron Seymore

Name: Cameron Seymore
Title: Authorized Signer

FACO CROP LOAN FINANCING TRUST C1, as Trust Subsidiary

By:	FACO Crop Loans LLC, as its Administrator

By:	/s/ Cameron Seymore

Name: Cameron Seymore
Title: Authorized Signer

FINANCE OF AMERICA MORTGAGE LLC, as Guarantor

By:	/s/ Robert Conway

Name: Robert Conway
Title: Treasurer

Signature Page to Amendment No. 6 to Master Repurchase Agreement